Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              PATHMARK STORES, INC.

         Pursuant to the provisions of Sections 245 and 303 of the General Corporation Law of the State of Delaware (the "DGCL"), Pathmark Stores, Inc., a corporation organized and existing under and by virtue of the DGCL (the "Corporation"), does hereby certify as follows:

         FIRST: The name of the Corporation is Pathmark Stores, Inc.

         SECOND: The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware on June 5, 1987. The Certificate of Incorporation was restated on June 20, 1997.

         THIRD: This Amended and Restated Certificate of Incorporation amends and restates the Restated Certificate of Incorporation, as amended to date, and has been duly adopted in accordance with Sections 242, 245 and 303 of the DGCL, pursuant to the authority granted to the Corporation prior to reorganization (the "Debtor") under Section 303 of the DGCL to put into effect and carry out the Debtor's Joint Plan of Reorganization (the "Plan") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). Provision for the making of this Amended and Restated Certificate of Incorporation is contained in the order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the reorganization of the Corporation.

         The Amended and Restated Certificate of Incorporation is hereby amended and restated to read in full as follows:


                                   ARTICLE I

                                      NAME

         The name of the Corporation is Pathmark Stores, Inc.


                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

                               CORPORATE PURPOSES

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                   ARTICLE IV

                                  CAPITAL STOCK

         A. Authorized Shares. The total number of shares of capital stock that the Corporation shall have the authority to issue is 105,000,000, of which (i) 100,000,000 shares shall be shares of Common Stock with a par value of $0.01 per share (the "Common Stock") and (ii) 5,000,000 shares shall be shares of Preferred Stock with a par value of $0.01 per share (the "Preferred Stock").

         B. Common Stock. The following is a statement of the powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock of the
Corporation:

         Holders of Common Stock shall be entitled to receive ratably such dividends and other distributions in cash, stock of any corporation or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall be entitled, after payment of all prior claims, to receive ratably all assets of the Corporation upon the liquidation, dissolution or winding up of the Corporation.

         Holders of Common Stock shall have no redemption, conversion or preemptive rights to purchase or subscribe for securities of the Corporation.

         C. Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for such class or series the voting powers (if any) and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL.


                                    ARTICLE V

                               BOARD OF DIRECTORS

         The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the Corporation shall be fixed in the manner provided in the Amended and Restated By-Laws of the Corporation.

                                   ARTICLE VI

                          POWERS OF BOARD OF DIRECTORS

         In furtherance of, and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to adopt, amend or repeal the Amended and Restated By-Laws of the Corporation.


                                  ARTICLE VII

                                   AMENDMENTS

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                  ARTICLE VIII

                             LIMITATION OF LIABILITY

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the DGCL. No amendment to the DGCL that further limits the act or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.


                                   ARTICLE IX

                                    INDEMNITY

         A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

         C. Notwithstanding the other provisions of this Article, to the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, in defense of any action, suit or proceeding referred to in Paragraphs A and B hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         D. Any indemnification under Paragraphs A and B hereof (unless ordered by a court) shall be paid by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstance because the person has met the applicable standard of conduct set forth in Paragraphs A and B hereof. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         E. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

         F. Any indemnification under Paragraphs A, B and C hereof, or advance of expenses under Paragraph E hereof, shall be made promptly, and in any event within 60 days, upon the written notice of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Paragraph E hereof where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Paragraph A or B hereof, but the burden of proving such defense shall be on the Corporation. Neither failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraph A or B hereof, nor the fact that there has been actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         G. The indemnification and advancement of expenses provided by, or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         H. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

         I. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         J. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

                                   ARTICLE X

                               BANKRUPTCY MATTERS

         Notwithstanding any other provision contained herein, the Corporation, as a Debtor (as defined in the Plan) under the Plan shall not issue nonvoting equity securities in connection with the Plan and shall comply, to the extent applicable, with Section 1123(a)(6) of the Bankruptcy Code. After the Effective Date (as defined in the Plan), this Article XI may be amended or repealed by the affirmative vote of a majority of the outstanding stock entitled to vote thereon in accordance with Section 242 of the DGCL.


                                   ARTICLE XI

                   CANCELLATION OF PRE-PETITION CAPITAL STOCK

         All shares of capital stock of the Corporation that are authorized, issued and outstanding, as well as any options, warrants, calls, subscriptions or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Corporation to issue, transfer or sell any shares of capital stock, prior to the filing of this Amended and Restated Certificate of Incorporation shall be canceled on the Effective Date (as defined in the Plan), and the holders thereof shall have no further rights with respect thereto, except as provided in the Plan.


         IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Marc Strassler, its Senior Vice President this _____ day of ___________________________, 2000.


                                    PATHMARK STORES, INC.



                                    By:
                                        ----------------------------------------
                                        Name:  Marc Strassler
                                        Title: Senior Vice President